BRIGHTSPHERE INVESTMENT GROUP INC.
OPTION AWARD AGREEMENT
THIS OPTION AWARD AGREEMENT (this “Agreement”), is entered into as of April 21, 2020, by and between BrightSphere Investment Group Inc. (the “Company”), and Suren Rana (the “Participant”).
WHEREAS, pursuant to the terms of the Amended and Restated Employment Agreement effective April 15, 2020 between BrightSphere Inc. (“BrightSphere”) and the Participant (as it may be amended from time to time, the “Employment Agreement”), BrightSphere agreed to provide for the grant of the option to acquire shares of Stock (the “Option”) provided for herein to the Participant on the terms and subject to the conditions set forth herein;
WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant the award provided for herein to the Participant on the terms and subject to the conditions set forth herein and approved the grant of the Option on April 15, 2020 (the “Grant Date”);
WHEREAS, the Option is being granted for purposes of (i) inducing the Participant to become, and to retain him as, Chief Executive Officer of the Company and (ii) further aligning the Participant’s interests with those of the Company’s stockholders;
WHEREAS, the grant of the Option provided for herein is issued under BrightSphere Investment Group Inc. Equity Incentive Plan, as amended from time to time (the “Plan”); and
WHEREAS, capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Plan.
NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.Grant of Option
(a)Grant. The Company hereby grants to the Participant a Nonstatutory Option to purchase 1,500,000 shares of Stock (such shares, the “Option Shares”), on the terms and subject to the conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is not intended to qualify as an Incentive Option. The Options shall vest in accordance with Section 2. The exercise price shall be $10.00 per Option Share.
(b)Inducement. The Participant acknowledges that the grant of the Option hereunder is intended to be in consideration for, in part, the post-termination noncompetition provisions of Section 6.2(B) of the Employment Agreement.
2.Vesting
(a)Except as may otherwise be set forth in Section 2(b) or (c) below, the Option will vest 25% on December 31, 2020 (the “First Vesting Date”) and then 25% per year on the first, second, and third anniversaries of the First Vesting Date (each, a “Vesting Date”), subject to the Participant’s continued employment with the Company or an Affiliate through such Vesting Date.
(b)Upon a Change of Control any unvested portion of the Option shall become vested and nonforfeitable as of the date immediately prior to the Change of Control.
(c)If the Participant’s employment with the Company and its Affiliates is involuntarily terminated without Cause, or the Participant resigns for Good Reason, any portion of the Option that is unvested will be immediately vested upon the date of the Participant’s termination of employment.
3.Termination of Employment or Services. Except as set forth in Section 2(c) above, if the Participant’s employment with the Company and its Affiliates terminates for any reason, the unvested portion of the Option shall be canceled immediately and the Participant shall immediately forfeit without any consideration any rights to the Option Shares subject to such unvested portion.
4.Expiration
(a)In no event shall all or any portion of the Option be exercisable after December 31, 2024 (such period, the “Option Period”).
(b)Except as set forth in Section 4(c) below, if, prior to the end of the Option Period, the Participant’s employment with the Company and all Affiliates is terminated for any reason, then the Option shall expire on the last day of the Option Period; provided, however, that the Option shall remain exercisable following such termination only to the extent that the Option was exercisable by the Participant on the date of termination.
(c) If the Participant ceases employment with the Company and its Affiliates due to a termination for Cause, the Option (whether vested or unvested) shall expire immediately upon such termination.
5.Method of Exercise and Form of Payment. The Option shall be exercisable in accordance with the terms of the Plan. Without limiting the generality of the foregoing, if the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction. To the fullest extent permitted by the Plan, the Company shall permit the Participant to elect to satisfy tax requirements by directing the Company to withhold shares of Stock (up to the minimum statutory rate) otherwise deliverable in connection with the Award.
6.Rights as a Stockholder. The Participant shall not be deemed for any purpose to be the owner of any Option Shares unless, until and to the extent that (i) this Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to the Participant the Option Shares and (iii) the Participant’s name shall have been entered as a stockholder of record with respect to such Option Shares on the books of the Company. The Company shall cause the actions described in clauses (ii) and (iii) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with applicable laws.
7.Compliance with Legal Requirements
(a)Generally. The granting and exercising of the Option, and any other obligations of the Company under this Agreement, shall be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps that the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising the Participant’s rights under this Agreement.
(b)Tax Withholding. The Participant shall be subject to the tax withholding terms of the Plan with respect to the Option. Without limiting the foregoing, whenever Option Shares are issued pursuant to the exercise of the Option, the Company and its Affiliates shall have the right to require the Participant to remit to the Company or an Affiliate an amount sufficient to satisfy federal, state, local, foreign or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates, held in book-entry position through the direct registration system of the Company’s transfer agent, for such shares.
8.Claw-Back Policy. Notwithstanding anything in this Agreement to the contrary, the Participant’s right to receive and retain this Option, to receive or retain any Option Shares and to retain any profit or gain realized by the Participant in connection with the sale or holding of the Option Shares, is subject to forfeiture, cancellation, recoupment, rescission, payback, setoff or other similar action in accordance with the Company’s Claw-Back Policy, which includes the ability of the Company to clawback upon a termination of employment for Cause. The Participant’s receipt of this Option shall be deemed to constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of the Claw-Back Policy and any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, without further consideration or action.
9.Restrictive Covenants. Without limiting any other non-competition, non-solicitation, non-disparagement or non-disclosure or other similar agreement to which the Participant may be a party, Section 6 of the Employment Agreement (including any similar covenants in any successor employment agreement) are incorporated herein by reference and shall apply mutatis mutandis to this Agreement, and the Participant acknowledges and agrees that the grant of the Option is good and valuable consideration for continued compliance with the covenants set forth therein.
10.Miscellaneous
(a)Transferability. Notwithstanding anything to the contrary herein, the Option shall be subject to the non-transferability provisions of the Plan.
(b)Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(c)Section 409A. The Option is not intended to be subject to Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 10(c) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the Option or the Option Shares will not be subject to interest and penalties under Section 409A.
(d)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(e)No Rights to Employment, Directorship or Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.
(f)Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.
(g)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
(h)Plan Terms. The terms of the Plan are hereby incorporated herein by reference. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall prevail.
(i)Entire Agreement. This Agreement (including those sections of the Employment Agreement that are incorporated herein by reference) together with the terms of the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.
(j)Termination and Amendment. This Option as evidenced by this Agreement may be amended by the Committee without the approval of the Participant, subject however to the limitations set out in the Plan, or may be amended by written agreement of the Participant and the Company. The Company reserves the rights to amend the Plan at any time, subject to any limitations set out in the Plan.
(k)Governing Law and Venue. This Agreement shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof.
(l)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
(m)Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
(n)Electronic Signature and Delivery. This Agreement may be accepted by return signature or by electronic confirmation. By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant).
(o)Electronic Participation. The Company may, in its sole discretion, decide to deliver any documents related to this Agreement by electronic means. The Participant hereby consents to receive such documents by electronic delivery, including through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
(p)Participant Acknowledgment. By accepting this Award electronically, the Participant hereby acknowledges that he or she has received and read the Plan and this Agreement and that he or she agrees to be bound by all of the terms and conditions of the Option Award as set forth in this Agreement, subject to the terms and conditions of the Plan. The Participant hereby further acknowledges and agrees that his or her right to receive or retain this Award, any amount received pursuant to this Award (in cash or shares of Stock), and any profit or gain realized in connection with this Award, is subject to cancellation and recoupment in accordance with the Company’s Claw-back Policy, as in force from time to time. The Participant understands that the Participant (and not the Company or any of its Affiliates) shall be responsible for the federal, state, local or foreign tax liability and any other tax consequences to the Participant that may arise as a result of the transactions contemplated by this Agreement. The Participant acknowledges that he or she has consulted with any tax advisors he or she thinks advisable in connection with the Option Award, and is not relying, and will not rely, on the Company or any Affiliate for any tax advice.

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IN WITNESS WHEREOF, this Option Award Agreement has been executed by the Company and the Participant as of the day first written above.

EXECUTIVE

/s/ Suren Rana
Suren Rana

BRIGHTSPHERE INC.

/s/ Richard Hart
By: Richard Hart
Its: Chief Legal Officer